                                                                EXHIBIT 4.11




                             COMMON STOCK WARRANT


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                               ________________


                                APOLLON, INC.
                           One Great Valley Parkway
                       Malvern, Pennsylvania 19355-1423


    Name of Registered Holder:         A.H. Investments Ltd.

    No. 97-1                           Date of Issuance:  October 3, 1997


    Warrant for the Purchase of 150,000 Shares of Common Stock

    IN CONSIDERATION OF the financing provided by the initial registered holder hereof (the "Initial Holder"), consisting of the purchase of a convertible promissory note in the principal amount of $3,000,000, to Apollon, Inc., a Pennsylvania corporation (the "Company"), and for value received, the Company hereby grants the rights herein specified and certifies that the Initial Holder or any registered assignee of the Initial Holder (each of the Initial Holder and any such registered assignee being hereinafter referred to as the "Holder"), is entitled, subject to the conditions and upon the terms of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 1), the number of shares of Common Stock (as defined in Section 1) set forth above. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

    Section 1. Certain Definitions. Terms defined in the preceding paragraph and elsewhere in this Warrant have the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

    "Act" means the Securities Act of 1933, as amended.

    "Common Stock" means the fully paid and nonassessable shares of common stock of the Company, par value $.01 per share, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor, as provided herein.

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    "Exercise Period" means the period beginning on the date six months after the closing of an Initial Public Offering or in the event no Initial Public Offering closes prior to twelve months from the date hereof then on such date and ending on the date five years after the beginning of the Exercise Period.

    "Exercise Price" means an amount per share equal to 115% of the price per share at which shares of Common Stock are offered for sale in an initial public offering, subject to change or adjustment pursuant to Section 9 hereof. In the event an Initial Public Offering of the Company's Common Stock does not occur prior to one year from the date hereof, the Exercise Price per share of Common Stock shall thereafter be equal to 115% of the lesser of (i) $6.00 or (ii) the price per share paid by purchasers of Common Stock or any series of the Company's preferred stock in any purchase of Common Stock or preferred stock closest in time to such date.

    "Initial Public Offering: means a public offering for the account of the Company of shares of Common Stock or securities convertible or exchangeable for shares of Common Stock in which the gross proceeds to the Company exceed $10 million.

    "Reorganization Event" means (i) any capital reorganization or leveraged recapitalization of the Company or reclassification of the Common Stock (other than a subdivision, combination or reclassification of the outstanding Common Stock for which adjustment is provided in Subsection 9.1 and other than a change in the par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof), (ii) any consolidation of the Company with, or merger of the Company with or into, another person (including any individual, partnership, joint venture, corporation, trust or group thereof) (other than a consolidation or merger with a subsidiary of the Company in which the Company is the continuing corporation and in which the Company issues securities representing, immediately prior to such issuance, no more than 40% of the combined voting power of the Company's then outstanding voting securities having power to vote in the election of directors and for which no adjustment is required by Subsection 9.1) or any sale, lease, transfer or conveyance of all or substantially all of the property and assets of the Company or (iii) the announcement or commencement by any "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of a bona fide tender offer or exchange offer in accordance with the rules and regulations of the Exchange Act to purchase, or the acquisition of securities in the Company, such that after such acquisition or proposed purchase, the acquiror "beneficially owns" or would "beneficially own" (as defined in Rule 13d-3 under the Exchange Act), securities in the Company representing 40% or more of the combined voting power of the Company's then outstanding securities having power to vote in the election of directors.

    "Warrant" means this Warrant and any Warrant or Warrants which may be issued pursuant to Section 4 or 6 hereof in substitution or exchange for or upon transfer of this Warrant, any Warrant which may be issued pursuant to
Section 2 hereof upon partial exercise of this Warrant and any Warrant which may be issued pursuant to Section 7 hereof upon the loss, theft, destruction or mutilation of this Warrant.

    "Warrant Register" means the register maintained at the principal office of the Company, or at the office of its agent, in which the name of the Holder of this Warrant shall be registered.

    "Warrant Shares" means the shares of Common Stock, as adjusted from time to time, deliverable upon exercise of this Warrant.

    Section 2. Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time or from time to time during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address of the Company or any agent appointed by the Company to act hereunder as the Company or such agent may hereafter designate in writing to the Holder), with the purchase form annexed hereto (the "Purchase Form") duly executed and accompanied by cash or a certified or official bank check drawn to the order of "Apollon, Inc." (or its successor in interest, if any) (or other arrangement for a wire transfer of the purchase price in immediately available funds to an account specified by the Company) in the amount of the Exercise Price, multiplied by the number of Warrant Shares specified in such Purchase Form. If this Warrant should be exercised in part only, the Company or its agent shall, upon surrender of this Warrant, execute and deliver a Warrant evidencing the right of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant and such Purchase Form in proper form for exercise, together with proper payment of the Exercise Price at its principal office, or by its agent at its office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Purchase Form. If the date of such receipt by the Company or its agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on the next business day on which the stock transfer books of the Company are open. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such Warrant Shares.
Any Warrant issued upon partial exercise of this Warrant pursuant to this
Section 2 shall be dated the date of this Warrant.

    Section 3. Reservation of Shares. The Company shall at all times keep reserved solely for issuance and delivery pursuant to the Warrants the number of shares of its Common Stock that are or would be issuable from time to time upon exercise of all Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free of all preemptive rights. Before taking any action that would cause an adjustment pursuant to Section 9 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of this Warrant, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

    Section 4.  Transfer in Compliance with Applicable Securities Laws.

              4.1 Neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in accordance with Section 6 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Except as provided in Subsection 4.2, each Warrant shall bear the following legend:

    NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE
    HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR

    DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

              4.2 If (x) the Warrant Shares have been registered under the Act and registered or qualified under applicable state securities or Blue Sky laws or (y) the Holder has received an opinion of inside counsel reasonably satisfactory to the Company that the Warrant Shares may be freely sold or transferred without registration under the Act or registration or qualification under applicable state securities or Blue Sky laws, the Holder may require the Company to issue, in substitution for a Warrant with the foregoing legend, a Warrant with the following legend:

    THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

              4.3 The Holder may require the Company to issue a Warrant without either of the foregoing legends in substitution for a Warrant bearing one of such legends if either (x) this Warrant and the Warrant Shares issuable upon the exercise hereof have been registered under the Act and registered or qualified under applicable state securities laws or (y) the Holder has received an opinion of inside counsel reasonably satisfactory to the Company that this Warrant may be freely sold or transferred without registration under the Act or registration or qualification under applicable state securities laws. The provisions of this Section 4 shall be binding on all subsequent holders of this Warrant.

    Section 5. Warrant Shares Registration Rights. The Holder shall have such registration rights with respect to the Warrant Shares as are set forth in Section 6 of the Securities Purchase Agreement dated as of September 19, 1997 between the Company and the Initial Holder, as amended from time to time.

    Section 6.  Exchange, Transfer or Assignment of Warrant.

              6.1 This Warrant may be, at the option of the Holder, and upon presentation and surrender hereof to the Company at its principal office or to the Company's agent at its office, (x) exchanged for other Warrants of different denominations, entitling the Holder or Holders to purchase in the aggregate the same number of Warrant Shares at the Exercise Price or, (y) if delivered together with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder, divided or combined with other Warrants that carry the same rights.

              6.2 Subject to Section 4, this Warrant may be transferred and assigned, at the option of the Holder, upon surrender of this Warrant to the Company at its principal office or to the Company's agent at its office, with the Warrant assignment form attached hereto ("Warrant Assignment Form") duly executed and accompanied by funds sufficient to pay any transfer tax. The Company shall execute and deliver a new Warrant or

Warrants in the name of the assignee or assignees named in such Warrant Assignment Form and, if the Holder's entire interest is not being transferred or assigned, in the name of the Holder; and this Warrant shall promptly be cancelled.

              6.3 Any transfer or exchange of this Warrant shall be without charge to the Holder and any Warrant or Warrants issued pursuant to this
Section 6 shall be dated the date hereof.

    Section 7. Lost, Mutilated or Missing Warrant. Upon receipt by the Company or its agent of evidence satisfactory to it of the loss, theft or destruction of this Warrant, and of satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company or its agent shall execute and deliver a Warrant of like tenor and date in exchange for this Warrant.

    Section 8. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

    Section 9.  Anti-Dilution.

              9.1 The Exercise Price shall be adjusted as described below in the event the Company shall fix or have fixed a record date at any time after the date hereof and before the expiration of the Exercise Period for a Stock Distribution, a Below Market Issuance or a Distribution (all as defined below).

                   (a) Stock Dividends, Subdivisions, Combinations, Reclassifications, etc.

                             (i) A "Stock Distribution" shall be deemed to
have occurred upon (A) the declaration of a dividend or distribution on the Common Stock payable in shares of capital stock (whether shares of Common Stock or of capital stock of any other class), (B) the subdivision of shares of the Common Stock into a greater number of shares, (C) the combination of the Common Stock into a smaller number of shares or (D) the issuance of any shares of its capital stock by reclassification of the Common Stock in connection with a consolidation or merger with a subsidiary of the Company in which the Company is the continuing corporation and in which the Company issues securities representing, immediately prior to such issuance, more than 30% of the combined voting power of the Company's then outstanding voting securities having power to vote in the election of directors.

                             (ii) Upon the occurrence of a Stock
Distribution, the Holder shall be entitled to receive the aggregate number and kind of shares which, if the Warrant had been exercised immediately prior to such record date, it would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification, and the Exercise Price shall be appropriately adjusted. Such adjustment shall be made successively whenever any event listed in subparagraph (i) shall occur.

                   (b) Issuance at Less Than Fair Market Value.

                             (i) A "Below Market Issuance" shall be deemed to
have occurred upon the Company's issuance of rights, convertible securities, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share or having a conversion or exercise price per share

(including the amount paid, if any, for such rights, options or warrants) less than the Exercise Price on such record date (excluding rights or warrants that are not immediately exercisable and for which provision is made for the Holder to receive comparable rights or warrants).

                             (ii) Upon the occurrence of a Below Market
Issuance, the number of Warrant Shares to be received hereunder after such record date shall be determined by multiplying the number of shares receivable hereunder immediately prior to such record date by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at the Exercise Price on such record date, and the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and the Exercise Price shall be appropriately adjusted so that the new Exercise Price multiplied by the new number of Warrant Shares shall equal the Exercise Price multiplied by the Warrant Shares immediately preceding such adjustment.

                             (iii) Shares of Common Stock owned by or held
for the account of the Company or any subsidiary of the Company on such record date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made successively whenever any such Below Market Issuance shall occur. If such rights, options or warrants are not so issued, the number of Warrant Shares receivable hereunder shall again be adjusted to be the number that would have been in effect had such record date not been fixed.

                             (iv) On the expiration of such rights, options
or warrants, the number of Warrant Shares receivable hereunder shall be readjusted to be the number that would have been obtained had the adjustment made upon the issuance of such rights, options or warrants been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such rights, options or warrants, provided, however, that if the Holder of this Warrant shall have exercised this Warrant prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered shall not be subject to any readjustment.

                             (v) In any case in which this Subsection 9.1(b)
shall require that an adjustment in the number of shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

                   (c) Distribution of Subscription Rights, Warrants, Evidences of Indebtedness or Assets.

                             (i) The Company shall be deemed to have made a
"Distribution" upon the making of a distribution to all holders of Common Stock (or other

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


securities deliverable hereunder) (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of (A) any shares of capital stock of the Company (other than Common Stock), (B) subscription rights or warrants (excluding those for which adjustment is provided in Subsection 9.1(b) above and excluding those that are not immediately exercisable and for which provision is made for the Holder to receive comparable subscription rights or warrants) or (C) evidences of its indebtedness or assets (excluding (x) dividends paid in or distributions of the Company's capital stock for which the number of Warrant Shares receivable hereunder shall have been adjusted pursuant to Subsection 9.1(a) and (y) cash dividends or distributions payable out of earnings or surplus not in excess of 10% of the Exercise Price before the date of declaration multiplied by the number of outstanding shares of Common Stock) (any of the foregoing being hereinafter in this paragraph (iii) called the "Securities").

                             (ii) Upon the making of any such Distribution
(unless the Company elects to reserve shares or other units of such Securities for distribution to each Holder upon exercise of the Warrant so that, in addition to the shares of the Common Stock to which each Holder is entitled, each Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised the Warrant), the number of Warrant Shares receivable hereunder after such record date shall be determined by multiplying the number of Warrant Shares receivable hereunder immediately prior to such record date by a fraction, the denominator of which shall be the Exercise Price on the day immediately prior to the date on which the right to receive such Securities accrues, less the fair market value (as determined in the reasonable judgment of the Board of Directors of the Company and described in a statement mailed by certified mail to the Holder) of the portion of the assets or evidences of Indebtedness so to be distributed to a holder of one share of the Common Stock or of such subscription rights or warrants applicable to one share of the Common Stock, and the numerator of which shall be the Exercise Price on such date; and the Exercise Price shall be appropriately adjusted so that the new Exercise Price multiplied by the new number of Warrant Shares shall equal the Exercise Price multiplied by the Warrant Shares immediately preceding such adjustment.

                             (iii) Such adjustment shall become effective
immediately after such record date and shall be made successively whenever such a record date is fixed. If such distribution is not so made, the number of Warrant Shares receivable hereunder shall be readjusted to be the number that was in effect immediately prior to such record date.

                             (iv) In the event that the Holder of this
Warrant exercises this Warrant after an adjustment is made under this Subsection 9.1(c) and prior to a readjustment under this Subsection 9.1(c), the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered shall not be subject to any readjustment. In any case in which this Subsection 9.1(c) shall require that an adjustment in the number of Warrant Shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

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              9.2  Reorganization Event.  In case of any Reorganization Event the Company shall, as a condition precedent to the consummation of the transaction constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right immediately thereafter, by exercising this Warrant, to receive the aggregate amount and kind of shares of stock and other securities and property that were receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that would have been received immediately prior to such Reorganization Event upon exercise of this Warrant. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in Subsection 9.1. The foregoing provisions of this Subsection 9.2 shall similarly apply to successive Reorganization Events.

              9.3 Fractional Shares. No fractional shares of Common Stock (or other securities deliverable hereunder) or scrip shall be issued to any Holder in connection with the exercise of this Warrant. Instead of any fractional share of Common Stock (or other securities deliverable hereunder) that would otherwise be issuable to such Holder, the Company shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Exercise Price per share of Common Stock (or other securities deliverable hereunder) on the date of such exercise.

              9.4  Carryover.  Notwithstanding any other provision of this
Section 9, no adjustment shall be made to the number of shares of Common Stock (or other securities deliverable hereunder) to be delivered to each Holder (or to the Exercise Price) if such adjustment would represent less than one percent of the number of shares to be so delivered, but any such adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to one percent or more of the number of shares to be so delivered.

              9.5 Notices of Certain Events. If at any time after the date hereof and before the expiration of the Exercise Period:

                   (a) the Company authorizes the issuance to all holders of its Common Stock of (i) rights or warrants to subscribe for or purchase shares of its Common Stock or (ii) any other subscription rights or warrants; or

                   (b) the Company authorizes the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions excluded from the operation of Subsection 9.1(c)); or

                   (c) there shall be any capital reorganization of the Company or reclassification of the Common Stock (other than a change in par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof) or any consolidation or merger to which the Company is a party (other than a consolidation or merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification or change in the Common Stock outstanding) or a conveyance or transfer of all or substantially all of the properties and assets of the Company;

                   (d) there shall be any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                   (e) there shall be any other event that would result in an adjustment pursuant to this Section 9 in the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise hereof;

the Company will cause to be mailed to the Holder, at least fifteen days (or ten days in any case specified in clauses (a) or (b) above) before the applicable record or effective date hereinafter specified, a notice stating
(i) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions is to be determined, or
(ii) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

              9.6 Failure to Give Notice. The failure to give the notice required by Subsection 9.5 or any defect therein shall not affect the legality or validity of any distribution right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

    Section 10. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company; provided, that the Holder may not make such an election unless (i) the Company has registered the Common Stock pursuant to the Act or in connection with such registration or (ii) upon the expiration of this Warrant. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                X = Y (A-B)
                                    -------
                                       A

where X = the number of shares to be issued to the Holder pursuant to this
          Section 10.

      Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 10.

      A = the fair market value of one share of Common Stock.  If the Common
          Stock is registered pursuant to the Act, the fair market value shall mean the average high and low prices of the Common Stock on the day prior to the exercise of this Warrant, if the Common Stock is being traded on a national exchange; or the last reported sale price on the day prior to exercise of this Warrant, if the Common Stock is traded on the Nasdaq National Market, and the Common Stock is not traded on a national exchange; or the closing bid price (or average of bid prices) last quoted on the day prior to the exercise of this Warrant by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market or a national exchange. If the election occurs in connection with the registration of Common Stock under the Act, then the fair market value shall be the price offered to the public. Otherwise, the fair market value shall be as determined in good faith by the Board of Directors of the Company, at the time the net issue election is made pursuant to this Section 10.

      B = the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 10. The Board of Directors shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

    Section 11. Officers' Certificate. Whenever the number of Warrant Shares that may be purchased on exercise of this Warrant or the Exercise Price is adjusted as required by the provisions of Section 9, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and at the office of its agent an officers' certificate showing the adjusted number of Warrant Shares that may be purchased at the Exercise Price on exercise of this Warrant and the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the President, Chief Financial Officer or Treasurer of the Company and by the Secretary or an Assistant Secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder. The Company shall, forthwith after each such adjustment, cause a copy of such certificate to be mailed to the Holder.

    Section 12. Warrant Register. The Company will register this Warrant in the Warrant Register in the name of the record holder to whom it has been distributed or assigned in accordance with the terms hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    Section 13. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

    Section 14. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

    Section 15. Amendments. This Warrant may be amended by the affirmative vote of Holders holding Warrants to purchase not less than two-thirds of the Warrant Shares purchasable pursuant to all of the then outstanding Warrants; provided, that, except as expressly provided herein, this Warrant may not be amended, without the consent of the Holder, to change (a) any price at which this Warrant may be exercised, (b) the period during which this Warrant may be exercised, (c) the number or type of securities to be issued upon the exercise hereof or (d) the provisions of this Section 15.

    Section 16. Notices. Unless otherwise provided in this Warrant, any notice or other communication required or permitted to be made or given to any party hereto pursuant to this Warrant shall be in writing and shall be deemed made or given if delivered by hand, on the date of such delivery to such party or, if mailed, on the fifth day after the date of mailing, if sent to such party by certified or registered mail, postage prepaid, addressed to it (in the case of a Holder) at its address in the Warrant Register or (in the case of the Company) at its address set forth below, or to such other address as is designated by written notice, similarly given to each other party hereto.

    Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the laws of said Commonwealth as applied to contracts made and to be performed in Pennsylvania between Pennsylvania residents.

    IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of the date first above written.

                                  APOLLON, INC.



                                  By   /s/ Vincent R. Zurawski, Jr.
                                      -------------------------------
                                      Name:  Vincent R. Zurawski, Jr.
                                      Title: President and CEO

                                      Address: One Great Valley Parkway
                                               Malvern, PA 19355-1423

                                    PURCHASE FORM


    The undersigned, ______________, hereby irrevocably elects to exercise the within Warrant to purchase _____ shares of Common Stock and hereby makes payment of $_________ in payment of the exercise price thereof.


Date:
     -------------, ----             --------------------------------
                                     [Signed]


                                     ---------------------------------
                                     [Street Address]


                                     ---------------------------------
                                     [City and State]

                              NET ISSUE ELECTION NOTICE


         The undersigned, _________________________, hereby irrevocably elects under Section 10 to surrender the right to purchase ________ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


Date:
     ----------------, ----            ------------------------------
                                       Signature


                                       -------------------------------
                                       Name of Registration

                                       -------------------------------
                                       [Street Address]


                                       -------------------------------
                                       [City and State]

                               WARRANT ASSIGNMENT FORM


         FOR VALUE RECEIVED, the undersigned, __________________ ("Assignor"), hereby sells, assigns and transfers unto

Name:                                         ("Assignee")
     ----------------------------------------
     (Please type or print in block letters.)


Address:
        -------------------------------------

        -------------------------------------

Social Security or Taxpayer I.D. No.:
                                     ------------------

Assignor's right to purchase up to ____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint the Company and any of its officers, secretary, or assistant secretaries, as attorneys-in-fact to transfer the same on the books of the Company, with full power of substitution in the premises.


Date:
     ------------, ----      -----------------------------------------
                             [Signed]